UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Triple Flag Precious Metals Corp.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario	M5J 2S1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-266940

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”) of Triple Flag Precious Metals Corp. (the “Registrant”). The description of the Registrant’s Common Shares under the section captioned “Description of the Equity Securities” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-266940) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on August 17, 2022, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIPLE FLAG PRECIOUS METALS CORP.
Date: August 25, 2022	By:	/s/ Sheldon Vanderkooy
Name: Sheldon Vanderkooy Title: Chief Financial Officer